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                                This document consists of three pages (1 of 3)

As filed with the Securities and Exchange Comission on November 19, 1996

                                                   REGISTRATION NO. 333-05693

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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



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                       POST-EFFECTIVE AMENDMENT NO. 1

                                      TO


                                   FORM S-1


                            REGISTRATION STATEMENT

                                    Under

                          THE SECURITIES ACT OF 1933



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               PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.
           (Exact name of registrant as specified in its charter)



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                                                                     (2 of 3)



     On June 11, 1996, Phoenix Leasing American Business Fund II, L.P., a California limited partnership, (the "Registrant"), filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, to register 2,500,000 units of limited partnership interest ("Units"). On September 18, 1996, the Registrant filed pre-effective Amendment No. 1 to the Registration Statement; said Registration Statement was declared effective by the SEC on October 7, 1996.

     The Registrant terminated its offering of Units on November 12, 1996, at which date no Units had been sold. 2,500,000 Units remained unsold at the termination date.

     Pursuant to an undertaking in the Registration Statement, the Registrant by this Post-Effective Amendment No. 1 is removing from registration the 2,500,000 Units which remained unsold at the termination of the offering.


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                                                                      (3 of 3)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, the State of California, on this 15th day of November, 1996.

                         PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.,
                              a California limited partnership

                         By: Phoenix Leasing Associates IV, L.P., a California limited partnership

                              By:  Phoenix Leasing Associates IV, Inc., a
                                   Nevada corporation, its general partner

                              By: /s/ Gus Constantin
                                  -------------------------------------------
                                      Gus Constantin, President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE               TITLE                                 DATE
---------               -----                                 ----

/s/ Gus Constantin      President and Director of             November 15, 1996
----------------------  Phoenix Leasing Associates IV, Inc.
Gus Constantin

/s/ Paritosh K. Choksi  Senior Vice President, Treasurer      November 15, 1996
----------------------  and Chief Financial Officer of Phoenix
Paritosh K. Choksi      Leasing Associates IV, Inc.

/s/ Gary W. Martinez    Senior Vice President and Director    November 15, 1996
----------------------  of Phoenix Leasing Associates IV, Inc.
Gary W. Martinez